                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                 _____________



                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  April 19, 1999 (December 28,
                                                ------------------------------
1998)
-----



                      HEALTHCARE FINANCIAL PARTNERS, INC.
                      -----------------------------------

              (Exact Name of Registrant as Specified in Charter)


         Delaware                   0-21425                   58-1844418
-----------------------------     ------------          --------------------
(State or Other Jurisdiction      (Commission               (IRS Employer
     of Incorporation)            File Number)           Identification No.)


2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland                  20815
-------------------------------------------------------             ----------
(Address of Principal Executive Offices)                            (Zip Code)



Registrant's telephone number, including area code     (301) 961-1640
                                                  ----------------------------



                                Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

  On December 28, 1998, HealthCare Financial Partners, Inc. (the "Company") committed to an asset-backed securitization facility (the "CP Conduit Facility") with Variable Funding Capital Corporation ("VFCC"), an issuer of commercial paper sponsored by First Union National Bank, pursuant to the Loan Funding and Servicing Agreement, dated as of December 28, 1998 (the "Servicing Agreement"), among the Company, Wisconsin Circle III Funding Corporation ("Wisconsin III"), HCFP Funding, Inc., HealthCare Analysis Corporation, VFCC, First Union Capital Markets, First Union National Bank ("First Union"), U.S. Bank Trust National Association, Input One, LLC and the investors named therein. The total borrowing capacity under the CP Conduit Facility is $150 million.

  The CP Conduit Facility will generally lend up to 80% of the collateral pledged and requires (i) a minimum over-collateralization percentage of 125%;
(ii) the average loan outstanding to be $2.75 million or less, (iii) the weighted maturity to be three years or less for all the Company's term loans (accompanied, in certain cases, by warrants) secured by first or second liens on real estate, accounts receivable or other assets, (iv) the portfolio yield to equal or exceed a minimum yield, (v) certain third party payor concentration limits to not be exceeded, and (vi) that the Company maintain a minimum tangible net worth of $175 million.

  The CP Conduit Facility terminates on December 28, 2001 and may be extended by agreement in writing with VFCC. At December 31, 1998, $42.4 million was outstanding under CP Conduit Facility and the Company was in compliance with its covenants under the CP Conduit Facility.

  In connection with the CP Conduit Facility, the Company formed a wholly-owned subsidiary, Wisconsin III, to purchase receivables from the Company. Wisconsin III pledges receivables on a revolving line of credit with VFCC. VFCC issues commercial paper or other indebtedness to fund the CP Conduit Facility with Wisconsin III. The rate of interest charged under the Servicing Agreement is the 30-day LIBOR plus 1.2%. In conjunction with the initial draw on the CP Conduit Facility, which took place on December 31, 1998, Wisconsin III entered into an interest rate swap agreement with First Union (the "Swap Agreement"). Under the Swap Agreement, Wisconsin III exchanges the prime-based rate of interest, which is accruing on finance receivables pledged under the CP Conduit
Facility, for a LIBOR-based rate of interest.   The Swap Agreement has a
notional amount of $45 million and expires in December 1999. At any point in time, the amount of collateral subject to the Swap Agreement is equal to at least 75% of the balance drawn on the CP Conduit Facility. The interest rate swap is accounted for on an accrual basis.

  A copy of the Servicing Agreement is attached hereto as Exhibit 99.1, is incorporated by reference herein, and the foregoing description is qualified in its entirety by reference to such exhibit.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits
            ------------------------------------------------------------------

       (c)  Exhibits
            --------

            99.1 Loan Funding and Servicing Agreement, dated as of December 28, 1998, among HealthCare Financial Partners, Inc., Wisconsin Circle III Funding Corporation, HCFP Funding, Inc., HealthCare Analysis Corporation, Variable Funding Capital Corporation, First Union Capital Markets, First Union National Bank, U.S. Bank Trust National Association, Input One, LLC and the investors named therein.


            99.2 Purchase and Sale Agreement, dated as of December 28, 1998, between Wisconsin Circle III Funding Corporation and HCFP Funding, Inc.

                                 SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HEALTHCARE FINANCIAL PARTNERS, INC.



Date:  April 19, 1999               By:   /s/ Edward P. Nordberg, Jr.
                                        ---------------------------------
                                              Edward P. Nordberg, Jr.
                                              Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit
Number      Description
-------     -----------

99.1 Loan Funding and Servicing Agreement, dated as of December 28, 1998, among HealthCare Financial Partners, Inc., Wisconsin Circle III Funding Corporation, HCFP Funding, Inc., HealthCare Analysis Corporation, Variable Funding Capital Corporation, First Union Capital Markets, First Union National Bank, U.S. Bank Trust National Association, Input One, LLC and the investors named therein.

99.2 Purchase and Sale Agreement, dated as of December 28, 1998, between Wisconsin Circle III Funding Corporation and HCFP Funding, Inc.